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                          CONSENT OF INDEPENDENT ACCOUNTANTS


          To the Board of Directors of
          T. Rowe Price Financial Services Fund, Inc.

               We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement of T. Rowe Price Financial Services Fund, Inc. (the "Fund") on Form N-1A (File 333-09551) of our report dated January 20, 1997, on our audit of the financial statements and financial highlights of the Fund, which report is included Annual Report to Shareholders for the period ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                         /s/Coopers & Lybrand, L.L.P.
                                         Coopers & Lybrand, L.L.P.

          Baltimore, Maryland
          April 22, 1997